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                                                                   EXHIBIT 10.15

                                  DEED OF LEASE

ARTICLE 1: PARTIES

      This DEED OF LEASE is made and executed in Bangalore on this the sixteenth day of October Two Thousand and Two

                                 BY AND BETWEEN

1.    Mr. M Srinivas Reddy son of Late K.T. Muni Reddy and

2.    Ms. K C Komala daughter of K T. Chinappa Reddy

3.    Ms. Akkayamma wife of Late K. T. Muni Reddy

4.    Ms. Chikka Muniyamma daughter of Late K.T. Muni Reddy

5.    Ms. Rathnamma daughter of Late K.T Muni Reddy

Person 1 named above residing at No.131, Anjaneya Temple Street, Koramangala Village, Bangalore 560095 and person 2 named above residing at No. 33, 5'h Block, Koramangala, Bangalore 560095, hereinafter collectively referred to as "the Lessors" (which expression shall unless repugnant to the context mean and include their respective heirs, legal representatives, administrators, executors and assigns) and persons 3, 4, & 5 named above are hereinafter collectively referred to as the "Consenting Parties" (which expression shall unless repugnant to the context mean and include their respective heirs, legal representatives, administrators, executors and assigns) of the One Part

                                       AND

HEALTHSCRIBE INDIA LIMITED, a Company registered under the Companies Act, 1956, having its Registered Office at One HealthScribe Plaza, Koramangala Block 8, Bangalore -560 095 represented herein by its Vice President, Mr. Surya V. Ciryam, hereinafter called "the Lessee" (which expression shall unless repugnant to the context mean and include its successors-in-interest and assigns) of the Other Part.

WITNESSETH:

ARTICLE 2: GRANT OF LEASE

      The Lessors hereby grant to the Lessee and the Lessee hereby accepts from the Lessors a lease of all that piece and parcel of property fully described in
Article 3 herein below.

ARTICLE 3: DESCRIPTION OF THE PROPERTY

      The property hereby leased is all that piece and parcel of property being ground floor and first floor of the building having a total built area of 4480 square feet constructed on land bearing Khata No.873, House list No.637, Koramangala Village, Begur Hobli, Bangalore South Taluk, Bangalore District with new BMP address bearing No. 1/3, H Main Road, K R Garden, Ward
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no.67, Koramangala, Bangalore South Taluk. The boundaries and measurement of the aforesaid property bearing Khata No.873 are as follows:

East by: Krishna Reddy's property

West by: K.M Narayana Reddy's property

North by: 10 feet access passage between K. T Chinappa Reddy and Pillappa Reddy properties

South by: K. M Narayana Reddy property

The property hereby leased is hereinafter referred to as "the Demised Premises".
ARTICLE 4:

ARTICLE 4: TERM, RENEWAL OPTION AND TERMINATION OPTION

      (a)   TERM

            The term of the lease shall be initially for a period of five years and six months commencing from I" October 2002 ending on 31" March 2008.

      (b)   RENEWAL OPTION

            (1) The Lessee shall have the option to renew the lease by giving a written notice of not less than sixty (60) days-to the Lessors, for such further period or periods and on such same terms and conditions as the Lessors and the Lessee may mutually agree upon.

            (2) The parties shall execute a fresh Lease Deed for the renewed term.

      (c)   TERMINATION OPTION

            (1) The Lessee shall have the right to terminate the lease, without assigning any reason whatsoever by written notice to the Lessors of its intent to so terminate of not less than sixty (60) days prior to the Termination Date ("Termination Option") or compensation in lieu of such notice period.

            (2) In addition, in the event of the Lessors committing a breach of any of the terms of this lease deed, or failing to fulfill any of their obligations under this lease deed, the Lessee shall be entitled to terminate this lease deed after giving a written notice of thirty (30) days, provided that the Lessee shall not be so entitled if the Lessors commence to remedy the breach before the expiry of the above mentioned notice period.

            (3) The Lessors shall be entitled to terminate this lease in the event the Lessee breaches any of the terms of this lease deed and/or defaults of payment of rent for two consecutive months, by giving the Lessee a written notice of thirty (30) days, provided that the Lessor shall not be entitled to so

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                  terminate if the Lessee commences to remedy the breach before the expiry of the above mentioned notice period.

            (4) In any of the above cases, if the Lessee or Lessor exercise their Termination Option, this lease shall stand terminated effective as of the Termination Date and be of no further force or effect and the Lessors shall on the Termination Date and upon the Lessee surrendering the Demised Premises as provided in Article 18 herein below refund to the Lessee the Refundable Security Deposit and other moneys due by them to the Lessee. If the Lessors fail to so refund, the Lessors shall be liable to pay interest thereon at 18 percent per annum and the Lessee shall be entitled to retain possession of the Demised Premises until such time, free of lease rentals.

ARTICLE 5: RENT AND SECURITY DEPOSIT

      (a)   RENT

            (1) The rent payable by the Lessee to the Lessors for the Demised Premises shall be Rs.10/- (Rupees Ten only) per SFT, per month of the total built area of 4480 SFT, such rent to be increased every two years of the lease term by 15% over and above the rent paid for the last preceding month.

            (2)   The tenancy month shall be the English Calendar month.

            (3) It is hereby agreed by the Lessors that the rent shall be paid in advance on or before 8th day of every calendar month for which the rent shall be due by way of two Account Payee local cheques dividing equally the total rent payable as per this deed between the two Lessors, one drawn in favour of Mr. M. Srinivas Reddy and the other in favour of Ms. K.C. Komala.

            (4) The Lessee may wberever necessary deduct the tax at source as per the provisions of the Income Tax Act, 1961 and issue the necessary Certificates at the end of each financial year.

            (5) The payment of rent for the ground floor measuring 2080 square feet to begin from October 1st 2002 and rent for the first floor measuring 2400 square feet from December 1st 2002 on handing over possession of the same by the Lessors to the Lessee on or before such date. Should there be any delay in such handing over, rent for the first floor shall begin from such date of hand over.

      (b)   REFUNDABLE SECURITY DEPOSIT

            (1) The Lessee has this day, at the time of execution of this Deed of Lease, paid to the Lessors as Refundable Security Deposit a sum of Rs. 6,72,000/-(Rupees six lakhs seventy two thousands only) divided equally between the two Lessors, Mr. M. Srinivas Reddy and Ms. K.C. Komala, a sum of Rs. 3,36,000 (Rupees three lakhs thirty six thousands) each, receipt

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                  of which the Lessors hereby acknowledge. The Lessors shall hold the Refundable Security Deposit during the term of the lease and shall refund the said amount as provided in Article 4(c)(4).

            (2) A sum of Rs. 5000 (rupees five thousand only) paid as nominal advance vide clause No. 8 of our Letter Of Intent dated July 16, 2002 to be deducted from the amount payable as per
                  Article 5(b)(1) above to Lessor 1 (Mr. M. Srinivas Reddy)

            (3) A sum of Rs. 48,000 (rupees forty-eight thousand only) divided equally between the two Lessors (Rs. 24,000 each) to be deducted from the amount payable as per Article 5(b)(1) above being the maximum amount agreed by the Lessors to be borne by them for the interior works of the first floor toilets which will be. done by the Lessee. Refer clause No. 3(xvi) of our Letter Of Intent dated July 16, 2002.

ARTICLE 6: LESSEE'S ENTITLEMENT THE LESSEE SHALL BE ENTITLED TO:

The Lessee shall be entitled to:

(a) To do up the interior of the Demised Premises, at the discretion and as required by the Lessee and to install such fixtures, fittings, furniture, etc. as the Lessee deems fit, without causing any structural damage to the Premises.

(b) To make any additions or alterations to light points, wiring, electrical fixtures and fittings,

(c) To erect partitions, to make cabins, install room air-conditioners or central air-conditioning plant and related accessories including cooling towers,

(d) To affix or install any and all communication apparatus or equipment including but not limited to Dish Antennae,

(e) To erect or install infrastructure necessities for the purpose of affixing or installing the said communication apparatus or equipment,

(f) To install generator sets, diesel storage tank, transformer, and switchgear in the Demised Premises,

(g) To set up computer system, to lay cables, to change sanitary fittings, if required, and to install facsimile and other facilities in the Demised Premises,

(h) To display signboard, neon signs, advertisements in any part of the Demised Premises,

(i) To fix or install such other devices, gadgets and equipments as the Lessee may deem fit from time to time for the purpose of carrying on its business,

(j)   To run a GYM exclusively for its employees,

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(k)   To allow parking of vehicles for its employees,

(l) To offer any of the items of furniture, fixtures and other installations and fittings for sale to the Lessors upon the expiry of the lease term and if the Lessors refuses to purchase, to remove, at its discretion, such additions, alterations, air-conditioners, internal partitions, cabins, devices, gadgets, carpets, electrical fittings, furniture and fixtures and other equipments installed by the Lessee, whether or not affixed to the earth or to the building, without causing any structural damage to the Demised Premises.

ARTICLE 7: LESSEE'S COVENANTS

The Lessee hereby covenants with the Lessors that it shall:

(a) Pay charges for electricity and water consumed by the Lessee in the Demised Premises as per separate meters provided therefor;

(b) Maintain the interiors of the Demised Premises, their doors, windows, fittings and accessories in good condition;

(c) Keep the Demised Premises in good order and condition, reasonable wear and tear excepted;

(d) Not carry on or permit to be carried on in the Demised Premises any offensive trade or business nor use the same or allow the same to be used for any illegal purpose;

(e)   Not carry out any structural alterations to the Demised Premises, and

(f) Not to bring in or store in the Demised Premises any hazardous goods or goods which are of combustible or inflammable nature;

ARTICLE 8: LESSORS' COVENANTS

The Lessors covenants that:

(a)   The Lessors have a good and marketable title to the Demised Premises;

(b) The Lessors are seized of and are entitled both in law and on facts to lease the Demised Premises in the manner and on the terms and conditions herein set out;

(c) The Demised Premises have been constructed in accordance with the plans sanctioned and the rules, regulations and byelaws of the concerned local/State/Central Government Authorities and the Lessors have obtained all permissions/sanctions/approvals from the said Authorities for the construction.

(d)   In the event of there being a breach of any or all the covenants at
      Article 8 (a) to (b) above and consequent to which the Lessee being prevented from quiet and peaceful possession and enjoyment of the Demised Premises or otherwise the Lessee suffering any loss or damage due to default of the Lessors, the Lessors hereby agree and undertake to

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      keep and hold the Lessee indemnified and harmless at all times against such loss or damage.

(e) The Lessors agree to close the entry from the North side passage of the Demised Premises by a brick wall and to provide temporary opening on the south side into the property belonging to K.M. Narayan Reddy, for purposes of entry into the Demised Premises, during the term of this lease. Upon termination of this lease the temporary entry mentioned above to the Demised Premises stands barred and the said opening to be compulsorily closed by the Lessors.

ARTICLE 9: ELECTRICAL SERVICE

      The Lessors have provided 30 KW power from the Karnataka Power Transmission Corporation Limited (KPTCL). If the Lessee requires additional power load, the Lessee shall be entitled to apply for and obtain the additional power load from KPTCL or any other supplier, the cost of which shall be borne and paid by the Lessee. Provided that upon the termination of the lease, the Lessee may surrender the additional power load to the KPTCL and collect the deposit made therefor or give an option to the Lessors to purchase the additional load. If the Lessors purchase the additional power load, the Lessee shall be entitled to collect the deposit made therefor from the Lessors. The Lessors shall co-operate with the Lessee in regard to availing of the additional power load and its surrender as stated above and return of the deposits if any, to the Lessee.

ARTICLE 10: ASSIGNMENT

      The Lessee shall have the absolute right to assign this lease or sublease the whole or any part of the Demised Premises to any of its Group Companies, Holding Company, Subsidiary Company, Associated Company, licensees and concessionaries without the Lessors' consent. However, the Lessee shall notify the Lessors of such assignment or sublease and no assignment or sublease shall release the Lessee of its obligations in this Deed of Lease.

ARTICLE 11: USE AND COMPLIANCE WITH LAW

      (a)   USE

            The Lessee shall use the Demised Premises for the purpose of business requirements

      (b)   COMPLIANCE WITH LAW

            The Lessors and the Lessee hereby agree to comply with the relevant law as may be applicable to the Demised Premises.

      (c)   FURTHER INDEMNITY

            The Lessors shall indemnify the Lessee for any loss or damage caused to the Lessee on account of any act done by the Lessors or their agents or

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            representatives in the Demised Premises and on account of latent defect in the Demised Premises.

ARTICLE 12:  REPAIR AND MAINTENANCE RESPONSIBILITIES

      (a)   LESSEE'S REPAIR AND MAINTENANCE RESPONSIBILITIES

            Except as provided in Article 12(b) (Lessors' Repair and Maintenance Responsibilities) and natural wear and tear, the Lessee shall at its sole cost and expenses repair and maintain the interior of the Demised Premises and the internal electrical, water, drainage, sewerage and other systems in the Demised Premises in good and tenantable condition.

      (b)   LESSORS' REPAIR AND MAINTENANCE RESPONSIBILITIES

            (1) Except for the Lessees responsibilities pursuant to Article 12(a), the Lessors, at their cost and expense, shall keep the entire Demised Premises wind and watertight at all times, for the proper use of the Demised Premises including, without limitation, the building's roof, foundation, structure and walls, external plumbing and drainage systems and sewerage lines of the building.

            (2) If the Lessors fail to carry out the structural or major repairs as aforesaid and as pointed out by the Lessee, the Lessee may, upon written notice to the Lessors, be entitled to carry out the said repairs and deduct the cost thereof from the rent due to the Lessors.

ARTICLE 13: REAL PROPERTY TAXES

      The Lessors shall pay all present and future taxes, assessments, cess, other charges and all outgoings imposed or levied upon in respect of the Demised Premises by any local, State or Central Government Authorities.

ARTICLE 14: INSURANCE

        1.  INSURANCE BY THE LESSEE

            1.1 The Lessee may insure and keep insured in such adequate amounts to cover replacement or loss and with reputable insurance Companies the following:

          1.1.1 Such fixtures and fittings for the replacement of which the Lessee is responsible;

          1.1.2 all liabilities of the Lessee and its authorized agents, employees and/or representatives arising out of and in connection with the Lessee's use and occupation of the Demised Premises;

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      2.    INSURANCE BY THE LESSORS

            2.1 The Lessors shall maintain "All Risk Property Insurance" and keep the Demised Premises and the equipments installed by the Lessors therein (excluding the equipments installed by the Lessee) insured subject to such exclusions and limitations as may be imposed by the insurers with a reputable insurance Company in such value and for loss or damage by fire, storm, earthquake, riot and such other natural disasters.

            2.2 In the event of any damage or destruction resulting from any such insured risks, the Lessors shall utilize all the insurance proceeds on the reinstatement of the Demised Premises in accordance with the existing plans, sections, elevations and specifications thereof and shall provide the Lessee the building reasonably equivalent to that now existing.

            2.3 Lessors shall provide at their own cost the deficit amount, if any, required for reinstatement of the Demised Premises over and above the insurance proceeds received by it.

            2.4 If the whole or a substantial part of the Demised Premises are destroyed or damaged by any natural disaster, whether insured or not, so as to be unfit for the use of the Lessee, during the period from the date of such destruction or damage until the Demised Premises are reinstated, the rents due or a fair proportion of them if there is only partial damage shall not be payable by the Lessee. The period during which the Lessee was unable to occupy and/or use the Demised Premises on account of such damage or destruction shall not be considered for the purpose of reckoning the term of the lease.

            2.5 If the whole or a substantial part of the Demised Premises is destroyed or damaged by any natural disaster or as a consequence of such natural disaster, the Demised Premises are in such state of disrepair that the Lessee considers not possible to put the Demised Premises into repair or if the Lessors are prevented from repairing the Demised Premises within a reasonable time for any reason beyond its control, then the lease shall be deemed to have been terminated effective on the day of occurrence of such natural disaster and the obligation of the Lessee to pay the rent for the Demised Premises shall abate.

ARTICLE 15: QUIET ENJOYMENT

      The Lessors warrant that they have the full right and authority to execute this Deed of Lease and to grant the lease of the Demised Premises, and that the Lessee, upon payment of the rent and performance of the covenants herein contained, shall peaceably and quietly hold, possess and enjoy the demised premises during the full term of this lease and any extensions

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thereof without any interruption, disturbance, claims or demands whatsoever by the Lessors or any person(s) on behalf of the Lessors.

ARTICLE 16: LESSEE'S RIGHT OF ACCESS

      The Lessee and its employees/staff shall have 24 hours access to the Demised Premises at all rimes during the term of the lease and Renewal Term without any hindrance or interruption from or by the Lessors.

ARTICLE 17: LESSORS' RIGHT OF ENTRY

      The Lessee agrees to permit the Lessors to enter into and upon any part of the Demised Premises upon giving reasonable prior written notice to the Lessee to inspect the Demised Premises.

ARTICLE 18: SURRENDER OF PROPERTY

      Upon the expiration or termination of this lease, the Lessee shall pay all charges for consumption of electricity and water up to that date and at its own expense (1) remove the Lessee's goods and effects and those of persons claiming under the Lessee, and (ii) quit and deliver up the Demised Premises peaceably and quietly. Any property left in the demised premises after the expiration or termination of this lease shall be deemed to have been abandoned and shall become the property of the Lessors to dispose of as the Lessors deems expedient.

ARTICLE 19: DEFAULT REMEDIES

      (a)   LESSEE'S DEFAULT

            The occurrence of any one or more of the following shall constitute a default hereunder by the Lessee:

            (1) Failure to pay the rent for sixty (60) days consecutively and if the failure continues for ten (10) days after written notice has been received by the Lessee from the Lessors;

            (2) Failure to perform any other provision of this Deed of Lease and if such failure to perform is not cured within fifteen
                  (15) days after written notice has been received by the Lessee, provided that, the Lessee shall not be in default of this Deed of Lease if the Lessee commences to cure the default within the fifteen (15) day period and diligently and in good faith continues to cure the default.

Notices given under this Article shall specify the alleged default and the applicable provision(s) hereof, and shall demand that the Lessee performs the provisions of this Deed of Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time.

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      (b)   LESSORS' REMEDIES

            In the event of any such default by the Lessee, the Lessors may at any time after expiration of the applicable cure period:

            (1) Terminate the Lessee's right to possession of the Demised Premises by any lawful means, in which case, this lease and the term hereof shall terminate and the Lessors shall be entitled to recover, by lawful means, possession of the Demised Premises from the Lessee; OR

            (2) Maintain the Lessee's right to possession in which case this lease shall continue in effect. In such event the Lessors shall be entitled to enforce all or any of the Lessors' rights and remedies under this Deed of Lease; OR

            (3) Pursue any other remedy now or hereafter available to the Lessors under the laws or judicial decisions of the State where the Demised Premises are located.

            (4) In the case of the Lessee's default as contemplated herein, the Lessors shall have a duty to mitigate its damages.

      (c)   LESSEE'S REMEDIES

            In the event of any failure by the Lessors to perform any of its obligations under this Deed of Lease, the Lessee (except in the case of an emergency) shall take no action without having first given the Lessors written notice of any such default. Following such written notice and failure by the Lessors to cure within thirty (30) days, the Lessee shall have all rights available to it at Law or in equity and shall have the further right to take the necessary actions to perform the Lessors' uncured obligations under this Deed of Lease and invoice the Lessors for the costs and other expenses thereof, unless the Lessors have diligently commenced to perform its uncured obligations under this Deed of Lease within the said thirty (30) day period. The Lessors shall remit payment to the Lessee within ten
            (10) days of receipt of invoice from the Lessee. If the Lessors fail to remit payment to the Lessee within the aforesaid ten (10) day period, the Lessee shall have the right to offset and deduct the said sum from the rent.

ARTICLE 20: RIGHT OF FIRST REFUSAL

      The Lessee shall have the right of first refusal to take the second floor of the property bearing Khata No.873, House list No.637, Koramangala Village, Begur Hobli, Bangalore South Taluk, as and when constructed. The Lessors shall not offer the second floor for lease to any third party unless the Lessee shall have refused in writing to take the same on lease.

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ARTICLE 21:  GENERAL PROVISION

      (a)   WAIVER OF BREACH

            No failure by either of the parties to perform any covenant, term or condition or provision of this Deed of Lease or to exercise any right or remedy consequent upon a breach of this Deed of Lease shall constitute a waiver of any such breach or of such covenant, term or condition or provision. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, term of this lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

      (b)   MODIFICATION.

            This Deed of Lease is not subject to modification except in a writing that all the parties to this Deed of Lease sign.

      (c)   JURISDICTION

            Courts in Bangalore alone shall have jurisdiction to try and dispose of any proceedings concerning this document and the lease created herein.

      (d)   NOTICE

            Any notice or other communication given or made in accordance with this Deed of Lease shall be in writing and be sent in any manner recognized by law either at the address of that party shown on the first page of this Deed or at any other address it may from time to time notify to the other party as being its address for service for the purposes of this Deed.

IN WITNESS WHEREOF, the parties hereto have set their respective hands to these presents on the day, month and year first above written.

Signed/LTI and delivered by the said)
Lessors/Consenting parties}                        /s/ M. Srinivas Reddy
above named}                                       Mr. M. Srinivas Reddy
                                                   /s/ K.C. Komala
                                                   Ms. K.C. Komala
                                                   /s/ Akkayamma
                                                   Ms. Akkayamma
                                                   /s/ Chikka Mumyamma
                                                   Ms. Chikka Mumyamma
                                                   /s/ M. Rathnamma
                                                   Ms. Rathnamma

Signed and delivered by the said)      For HealthScribe India Limited:
Authorized signatory, for and on)      /s/ Surya V. Ciryam
behalf of the Lessee above named)      Mr. Surya V. Ciryam, Authorized Signatory

Witnesses:

       /s/